Dyadic Presents New Business Opportunities to Address
COVID-19, Influenza and Continued Scientific and Business Development Progress

JUPITER, FLORIDA / ACCESSWIRE / March 18, 2020 - Dyadic International, Inc. (“Dyadic” or the "Company") (NASDAQ: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to accelerate development, lower production costs and improve the performance of biologic vaccines, drugs, and other biologic products, at flexible commercial scales, today announced that its management participated in the ROTH Virtual Conference on Tuesday, March 17, 2020.

As a result of the precautions being taken regarding the Coronavirus outbreak, the format of the 32nd Annual ROTH Conference was changed from physical to virtual 1-on-1 meetings only. During the conference, Dyadic management presented its updated management presentation with the following highlights:

•Coronavirus opportunities and new research partners
•New feasibility study with University of Oslo on influenza vaccine
•Four novel C1 cell lines with distinct glycan patterns: Man3-9, Man3, G0 and G2

A copy of the complete presentation is available on Dyadic’s website by following the link below:

https://www.dyadic.com/wp-content/uploads/2020/03/Investor-Presentation-March-2020.pdf

About Dyadic International, Inc.
Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Additionally, and more recently, Dyadic is also beginning to explore the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV), certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at http://www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.dyadic.com

Contact:
Dyadic International, Inc.
Mark Emalfarb, CEO
Phone: +1 (561) 743-8333
Email: memalfarb@dyadic.com